EXHIBIT 23        CONSENT OF ERNST & YOUNG LLP

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-02307) pertaining to the Employees' Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-33213) pertaining to the 1997 Performance Incentive Plan, the Registration Statement (Form S-8 No. 333- 33161) pertaining to the Director and Officer Purchase Rights Plans and the Registration Statement (Form S-3 No. 333-02303) of Republic Security Financial Corporation and subsidiaries and in the related Prospectus of our report dated February 16, 1998, except for the first and second paragraphs of Note 20 as to which the dates are March 9, 1998 and March 19, 1998, respectively, with respect to the consolidated financial statements of Republic Security Financial Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


Ernst & Young LLP

West Palm Beach, Florida
March 19, 1998